Calculation of Filing Fee Tables
S-4
Investar Holding Corp
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common stock, par value $1.00 per share	Other	3,955,334		$ 93,187,003.00	0.0001531	$ 14,266.93
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 93,187,003.00		$ 14,266.93
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 14,266.93
Offering Note
[1]	1. Represents the estimated maximum number of shares of common stock of Investar Holding Corporation (the "Registrant") to be issued upon effectiveness of the merger (as defined in this Registration Statement on Form S-4) to holders of common stock of Wichita Falls Bancshares, Inc. ("WFB"). In the event the number of shares required to be issued to consummate the merger described herein is increased after the date this registration statement is declared effective, the Registrant will register such additional shares in accordance with Rule 413 under the Securities Act of 1933, as amended (the "Securities Act") by filing a registration statement pursuant to Rule 462(b) or Rule 429 under the Securities Act, as applicable, with respect to such additional shares. 2. Under Rule 457(f)(2) and 457(f)(3) under the Securities Act and solely for purposes of calculating the registration fee, the proposed maximum offering price per unit is based on the estimated number of shares of common stock of WFB that may be exchanged for shares of Registrant common stock in the merger (620,912), multiplied by the book value per share of WFB common stock as of June 30, 2025 ($161.6767), less the cash consideration payable to WFB shareholders ($7.2 million).

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A